 EXHIBIT 10.4 FAHNESTOCK VINER HOLDINGS INC. FORM 8-K DATED JANUARY 17, 2003 NON-SOLICITATION AGREEMENT

THIS NON-SOLICITATION AGREEMENT (this "Agreement") is made as of the 2nd day of January, 2003. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in that certain Purchase Agreement of even date herewith (the "Purchase Agreement"), by and among Fahnestock Viner Holdings Inc., Fahnestock & Co. Inc., Canadian Imperial Bank of Commerce and CIBC World Markets Corp.

BY: CIBC WORLD MARKETS CORP., a Delaware Corporation

("CIBCWM")

and

CANADIAN IMPERIAL BANK OF COMMERCE, a bank under the laws of Canada (together with its Affiliates, "CIBC")

IN FAVOUR OF: FAHNESTOCK VINER HOLDINGS INC., an Ontario Corporation

and

FAHNESTOCK & CO. INC., a corporation incorporated under the laws of New York (together with Fahnestock Viner Holdings Inc., the "Purchaser")

RECITALS:

A. Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase the Asset Management Business;

B. The obligations of the Purchaser under the Purchase Agreement are subject to the condition that CIBCWM execute and deliver this Non-Solicitation Agreement as of the date hereof;

C. The Purchaser acknowledges that, as of the date hereof, in addition to the Asset Management Business, CIBCWM currently carries on in the U.S. (independently and in conjunction with other subsidiaries and affiliates of Canadian Imperial Bank of Commerce (Canadian Imperial Bank of Commerce and its subsidiaries and affiliates, including CIBCWM, are collectively referred to herein as "CIBC")) a merchant banking business, and a full service investment banking and securities business serving institutional and other non-retail market segments;

D. CIBC acknowledges that pursuant to the Purchase Agreement, CIBC will be prohibited from soliciting clients (other than in connection with the conduct of the Asset Management Business in the ordinary course prior to the Final Closing) and employees of the Asset Management Business other than in Canada (other than in connection with the conduct of the Asset Management Business in the ordinary course prior to the Final Closing) as described more fully herein for a reasonable period of time following the date hereof and that any such solicitation during such period would diminish the value of the Purchaser's business, including the goodwill associated with the Asset Management Business; and

E. This Agreement is intended to recognize the interest of CIBC in being able to carry on its existing businesses in the U.S. and elsewhere, other than the Asset Management Business and the Brokerage Business, and the interest of Purchaser in being able to carry on its business in the U.S. and elsewhere, including the Asset Management Business and Brokerage Business.

NOW THEREFORE in consideration of the foregoing and other good and valuable consideration given by the Purchaser to CIBC, CIBC agrees with the Purchaser as follows:

1. Non-Solicitation

CIBC agrees that without the prior written consent of Purchaser, CIBC shall not, directly or indirectly or through an intermediary:

(A) for a period of three years from and after the date hereof, except as expressly contemplated by the Purchase Agreement, hire or employ, or solicit, induce or encourage, any person who is, or has within the previous twelve months been, a non-clerical employee of Purchaser or its Affiliates or any Business Employee, to terminate such person’s employment relationship with (or, in the case of any Business Employee prior to his or her Hire Date, to decline an offer of employment from) Purchaser or its Affiliates; provided that the foregoing shall not apply to (i) general solicitations through general advertising, general internet postings or other similar non-targeted advertising of employees by CIBC and (ii) solicitations conducted by an entity that is acquired by or merged with CIBC so long as such solicitations were conducted prior to the date of such acquisition or merger; or

(B) for a period of two years from and after the date hereof, except as expressly contemplated by the Purchase Agreement, (i) attempt to establish with or seek from any Client (other than in Canada) a business relationship in respect of any product or program of the Asset Management Business of the types advised, sub-advised, managed, offered, distributed or sponsored thereby (collectively, "Services") or (ii) induce or encourage or seek to cause any Client (including for such purpose a Client within the previous twelve months, or a potential Client) to reduce or terminate its relationship (or not enter into a relationship) with the Asset Management Business or Purchaser or its Affiliates.

2. Acknowledgements and Agreements

CIBCWM acknowledges and agrees that:

2.1. the covenants contained herein are intended to ensure that the Purchaser receives the full benefit of the goodwill of the Asset Management Business; and

2.2 Purchaser is relying on the acknowledgements and agreements contained herein in connection with its purchase of the Asset Management Business.

3. Exceptions

Notwithstanding Section 1, nothing shall prevent:

3.1 CIBC from effecting a merger, amalgamation or other business combination transaction in which CIBC is a constituent corporation to such merger, amalgamation or other business combination transaction (a "Parent Bank Merger") with a Person who has a business in the U.S. that is the same as or substantially similar to, or which competes with or would compete with, the Asset Management Business;

3.2 CIBC (or any of its Subsidiaries) from effecting an acquisition, merger, business combination or similar transaction other than a Parent Bank Merger (a "Merger") with a Person ("Target") whose business, directly or indirectly, derives 25% or less of its total revenues during the 12 month period prior to the time the Merger is announced from businesses in the U.S. that are the same as or substantially similar to or which compete with or would compete with businesses in which the Asset Management Business is engaged; provided, however, that following the Merger, the solicitation by the resulting Person from the transaction of Clients with which such Person had a preexisting relationship in respect of Services at the time of the announcement of the transaction shall not in and of itself constitute a breach of Section 1;

3.3 CIBCWM and its Affiliates from effecting or recommending transactions, either as principal or as agent on behalf of third parties, in the ordinary course of the business of CIBCWM and its Affiliates, in, relating to or involving:

(a) (i) securities of companies engaged in businesses competitive with the Asset Management Business, including transactions in which CIBCWM or its Affiliates are acting as an investment banking organization providing advisory services, or (ii) the provision of investment banking services to investment advisors, mutual funds, investment companies, or broker/dealers or services as an underwriter or placement agent of securities, or market maker, specialist, arbitrageur or block positioner in such securities, and

(b) financial assets and liabilities and the related factoring and servicing operations of CIBCWM and its Affiliates, including, without limitation, transactions involving deposit account, commercial and consumer loans, commercial and residential mortgages, government-backed or government-insured asset-related securities, accounts receivables and other evidences of indebtedness; and

3.4 CIBCWM or any of its Affiliates from engaging in a strategic transaction (other than a Parent Bank Merger or Merger) with any Person, provided that following such transaction, the solicitation by the resulting Person from the transaction of Clients with which such Person had a preexisting relationship in respect of Services at the time of the announcement of the transaction shall not in and of itself constitute a breach of Section 1.

3.5 CIBCWM or any of its Affiliates from providing asset management and private client services for any director, officer or other employee thereof.

3.6 CIBC from providing "Brokerage Services" or "Special Products," including to Clients, to the extent permitted by the Non-Competition Agreement dated December 9, 2002, and to the extent that such activities do not constitute Services.

3.7 CIBC from (i) soliciting Clients in Canada, (ii) soliciting Clients of Purchaser and its Affiliates that are users of proprietary products or funds, including mutual funds, of CIBC sponsored by Purchaser or its controlled affiliates and (iii) soliciting any Client of TAL Global Management Inc. ("TAL") or any of its affiliates, that is a client of TAL on the Final Closing Date or was a client of TAL within the one year period prior to the Final Closing Date.

4. Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provisions hereof. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

5. Remedies

CIBCWM acknowledges that a breach or threatened breach by CIBCWM or any of its Affiliates of any provision of this Agreement could result in the Purchaser suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, CIBCWM agrees that, in addition to any other relief to which the Purchaser may become entitled, the Purchaser shall be entitled to seek interim and permanent injunctive relief, specific performance and other equitable remedies.

CIBCWM expressly acknowledges that this Agreement is reasonable and valid in all respects and irrevocably waives (and irrevocably agrees not to raise) as a defense any issue of reasonableness (including the reasonableness of the territory or the duration and scope of this Agreement) in any proceeding to enforce any provision of this Agreement.

CIBCWM shall, at its own expense, take all lawful actions, including legal proceedings, to prevent or stop any violation, contravention or breach of this Agreement. In the absence of such action by CIBCWM, the Purchaser may take such action in its own name or otherwise.

CIBCWM shall immediately notify the Purchaser of any violation, contravention or breach of this Agreement as soon as it becomes aware of any such event.

6. Amendment

No modifications, amendment or waiver of any of the provisions of this Agreement shall be effective unless made with the prior written consent of the parties hereto.

7. Enurement

This Agreement shall enure to the benefit of the Purchaser, its successors and assigns, and shall be binding upon CIBC and its respective successors, and assigns.

8. Waiver

No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar); nor shall waiver be binding unless executed in writing by the party to be bound by the waiver.

No failure on the part of any party to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

9. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

10. Termination

This Agreement shall terminate automatically and be of no further force or effect in the event that, and at such time as, the Purchase Agreement is terminated in accordance with its terms.

11. Definitions

11.1 "U.S." means the United States of America.

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IN WITNESS WHEREOF the parties have executed this agreement as of the date first written above.

CIBC WORLD MARKETS CORP.

/s/ Antonio Molestina

Name: Antonio Molestina

Title: Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE

/s/ Antonio Molestina

Name: Antonio Molestina

Title: Senior Vice President

FAHNESTOCK VINER HOLDINGS INC.

/s/ A.G. Lowenthal

Name: A. G. Lowenthal

Title: Chief Executive Officer and Chairman of the Board

FAHNESTOCK & CO. INC.

/s/ A.G. Lowenthal

Name: A. G. Lowenthal

Title: Chief Executive Officer and Chairman of the Board